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                                                               Exhibit (j)(3)(A)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 8 to Registration Statement No. 333-01999 on Form N-1A (the "Registration Statement") of our report dated December 11, 1998, appearing in the Annual Report of the WM Strategic Asset Management Portfolios for the period ended October 31, 1998, and to the references to us under the heading "Financial Highlights" in the Prospectus and under the headings "Independent Accountants and Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.

Deloitte & Touche LLP
San Francisco, California
April 28, 1999